EXHIBIT 4.13.8
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SUPPLEMENT NO. 8 (this “Supplement”) dated as of May 4, 2010 to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a corporation organized under the laws of the state of Delaware (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Holdings from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
     A. Reference is made to (a) the Credit Agreement dated as of November 5, 2009 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among the Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee (in such capacity, the “Indenture

Trustee”), principal paying agent, transfer agent and registrar and (c) the First Lien Intercreditor Agreement dated as of November 5, 2009 (as amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
     C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents. Section 5.16 of the Collateral Agreement provides that additional U.S. Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned U.S. Subsidiary (the “New U.S. Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
     Accordingly, the Collateral Agent and the New U.S. Subsidiary agree as follows:
     SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
     SECTION 2. The New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information, with respect to such New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth under its signature hereto, is the true and correct legal name of the New U.S. Subsidiary and its jurisdiction of organization.
     SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
     SECTION 9. The New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.
     SECTION 10. The New U.S. Subsidiary is a limited liability company duly formed under the law of North Carolina.

     IN WITNESS WHEREOF, the New U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

BRPP, LLC,
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary of Blue Ridge Paper Products, Inc.
Address: 41 Main Street, Canton, North Carolina 28716 Legal Name: BRPP, LLC Jurisdiction of Formation: North Carolina

THE BANK OF NEW YORK MELLON, as Collateral Agent,
By	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 1
Names

Change in Identity or
	Other Legal Names	Corporate Structure Within
Grantor’s Exact Legal Name	(including date of change)	the Past 5 years
BRPP, LLC	None	None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 2(a)
Jurisdictions and Locations

Organizational
			Identification	Chief Executive Office or
	Jurisdiction of	Form of	Number	Registered Office Address
Grantor	Organization	Organization	(if any)	(including county)
BRPP, LLC	North Carolina	Limited Liability Company	0556771	41 Main Street, Canton, North Carolina 28716 (Haywood County, North Carolina)

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 2(b)
Location of Other Persons that Possess Collateral

Names and Addresses of Other
Persons that Possess any
Grantor	Collateral (including county)
None	None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 5
UCC Filings

Grantor	UCC Filing Office/County Recorder’s Office
BRPP, LLC	State of North Carolina Department of the Secretary of State Attention: UCC Division PO Box 29626 Raleigh, NC 27626-0626

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 6
Stock Ownership and Other Equity Interests

			Number of Equity	Percentage of
Grantor	Issuer	Certificate Number	Interests	Ownership
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 7
Debt Instruments

Grantor	Creditor	Debtor	Type	Amount
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 8
Mortgaged Property and Mortgage Filings

	Exact Name of	Exact Name of	Property
Mortgaged Property	Owner	Record Owner	Address	Filing Office
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 9(a)
Intellectual Property
Copyrights and Copyright Applications
COPYRIGHTS OWNED BY BRPP, LLC
U.S. Copyright Registrations
None
Pending U.S. Copyright Applications for Registration
None
Non-U.S. Copyright Registrations
None
Non-U.S. Pending Copyright Applications for Registration
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 9(b)
Intellectual Property
Patents and Patent Applications
PATENTS OWNED BY BRPP, LLC
U.S. Patents

Patent No.	Issue Date
5,014,854	5/14/1991
5,065,938	11/19/1991
5,135,463	8/4/1992
5,141,691	08/25/1992
5,175,036	12/29/1992
5,324,528	6/28/1994
5,616,353	4/1/1997
6,372,317	4/16/2002
6,887,538	5/3/2005
7,235,306	6/26/2007
7,276,294	10/2/2007
7,430,545	09/30/2008
7,628,314	12/8/2009
U.S. Patent Applications

Patent Application No.	Filing Date
11/821,722	6/25/2007
11/895,457	8/24/2007
Non-U.S. Patents

Country	Issue Date	Patent No.
Canada	8/23/2005	2,390,366
Canada	1/17/2006	2,391,458
Germany	3/12/2004	600 08 805
United Kingdom	3/12/2004	EP 1268176
Non-U.S. Patent Applications

Country	Filing Date	Patent Application No.
Canada	11/24/2003	2,506,515
Canada	5/7/2004	2,525,036
Europe	5/7/2004	04 751 607.5
Europe	6/21/2005	03 787 125.8

Schedule I to
Supplement No. 8 to the
Collateral Agreement

Country	Filing Date	Patent Application No.
PCT	7/20/2007	PCT/US2007/016427

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 9(c)
Intellectual Property
Trademarks and Trademark Applications
TRADEMARK/TRADE NAMES OWNED BY BRPP, LLC
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.
SUNTAN	10/6/1936	339,420
FOLDUR (Stylized)	7/15/1952	553,317
SKYLAND	12/8/1964	781,426
SUNBURST (Stylized)	2/18/1975	1,004,791
DAIRYPAK	10/29/1985	1,367,551
VITASAVER	4/21/1987	1,437,345
KEYSTONE	8/15/1989	1,551,856
BUFF NE’ER TEAR	7/9/1991	1,650,116
CRUSH-PAK	3/1/1994	1,824,392
RAPIER	11/13/2001	2,506,840
OUTLOOK	4/2/2002	2,556,385
VITALOK	4/9/2002	2,559,595
BLUE RIDGE Design	9/3/2002	2,614,864
DAZZLEPAK	6/24/2003	2,728,786
BLUE RIDGE SEASONS	7/29/2003	2,743,531
REFLEXION	6/29/2004	2,857,206
OVENCHAMP	6/28/2005	2,963,816
SLIMPAK	1/2/2007	3,191,793
THER MAX (Stylized)	5/1/2007	3,237,794
XTREME	1/8/2008	3,366,890
U.S. Trademark Applications
None
State Trademark Registrations
None
Non-U.S. Trademark Registrations

Country	Mark	Reg. Date	Reg. No.
Panama	DAIRYPAK	6/14/2005	143,036

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Non-U.S. Trademark Applications
None
Trade Names
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
LICENSES
I. Licenses/Sublicenses of BRPP, LLC as Licensor/Sublicensor on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
B. Patents
U.S. Patents
None
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
C. Trademarks
U.S. Trademarks

	Licensee Name	Date of License/	U.S.
Country	and Address	Sublicense	Mark	Reg. Date	Reg. No.
Panama	Envases Panama, S.A. Calle Primera Llano Bonito Juan Diaz, Ciudad de Panama Republica de Panama	8/11/2005	DAIRYPAK	6/14/2005	1,367,551
U.S. Trademark Applications
None
Non-U.S. Trademarks

	Licensee Name	Date of License/	Non-U.S.
Country	and Address	Sublicense	Mark	Reg. Date	Reg. No.
Panama	Envases Panama, S.A. Calle Primera Llano Bonito Juan Diaz, Ciudad de Panama Republica de Panama	8/11/2005	DAIRYPAK	6/14/2005	143,036
Non-U.S. Trademark Applications
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
D. Others
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
II. Licenses/Sublicenses of BRPP, LLC as Licensee/Sublicensee on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
B. Patents
U.S. Patents
None
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
C. Trademarks
U.S. Trademarks
None
U.S. Trademark Applications
None
Non-U.S. Trademarks
None
Non-U.S. Trademark Applications
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
D. Others
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 10
Commercial Tort Claims

Grantor/Plaintiff	Defendant	Description
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 11
Deposit Accounts

Depositary Institution
Grantor	(including address)	Type of Account	Account Number
None

Schedule I to
Supplement No. 8 to the
Collateral Agreement
Schedule 12
Securities Accounts

Intermediary Institution
Grantor	(including address)	Type of Account	Account Number
None